As filed with the Securities and Exchange Commission on June 4, 2013

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York	16-0968385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One M&T Plaza

Buffalo, New York 14203

(Address of Principal Executive Offices, including zip code)

M&T BANK CORPORATION

RETIREMENT SAVINGS PLAN

(Full title of the plan)

Brian R. Yoshida, Esq.

Group Vice President and Deputy General Counsel

M&T Bank Corporation

One M&T Plaza

Buffalo, New York 14203

(716) 842-5464

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.50 par value	3,000,000	$105.08	$315,240,000	$42,998.74

(1)	This Registration Statement covers 3,000,000 additional shares of common stock, par value $0.50 per share, of M&T Bank Corporation (the “Registrant” or the “Corporation”) available for issuance under the Corporation’s Retirement Savings Plan (the “Plan”). This Registration Statement also covers an indeterminate number of additional shares which may be offered and issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the Plan.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457 (h) of the Securities Act of 1933, as amended; calculated based on the average of the high and low prices for the Corporation’s Common Stock on June 3, 2013, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement is filed to register an additional 3,000,000 shares of common stock, par value $0.50 per share, of the Corporation, to be offered or sold under the Plan. This Registration Statement is filed pursuant to General Instruction E of Form S-8. The contents of the Registration Statement on Form S-8 (File No. 333-164015) are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Corporation with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2011, filed with the Commission on June 27, 2012;

(b)	The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on February 25, 2013;

(c)	The Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the Commission on May 9, 2013;

(d)	All other reports filed by the Corporation pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above, including M&T’s Current Reports on Form 8-K filed with the Commission on April 12, 2013, April 15, 2013 (EDGAR Film Number 13759859), April 17, 2013, and April 22, 2013; and

(e)	The description of the Corporation’s Common Stock contained in the Registration Statement on Form 8-A, filed by M&T on May 20, 1998, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the date of the filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Brian R. Yoshida, Esq., Group Vice President and Deputy General Counsel of the Corporation, has delivered a legal opinion to the effect that the common stock offered hereby was duly authorized by the Corporation and that such common stock will be validly issued, fully paid and non-assessable when issued pursuant to the Plan.

Item 8. Exhibits.

The exhibits to this Registration Statement are described in the Exhibit Index below. M&T will submit or already submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, M&T Bank Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buffalo, New York on June 4, 2013.

M&T BANK CORPORATION

By:	/s/ Stephen J. Braunscheidel
Stephen J. Braunscheidel Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 4, 2013.

Signature	Title

*	Chairman of the Board and Chief Executive Officer
Robert G. Wilmers	(Principal Executive Officer) and Director

*	Executive Vice President and Chief Financial Officer
René F. Jones	(Principal Financial Officer)

*	Senior Vice President and Controller
Michael R. Spychala	(Principal Accounting Officer)

*	Director
Brent D. Baird

*	Director
C. Angela Bontempo

*	Director
Robert T. Brady

*	Director
T. Jefferson Cunningham III

*	Director
Mark J. Czarnecki

*	Director
Gary N. Geisel

*	Director
John D. Hawke, Jr.

*	Director
Patrick W.E. Hodgson

*	Director
Richard G. King

*	Director
Jorge G. Pereira

*	Director
Michael P. Pinto

*	Director
Melinda R. Rich

*	Director
Robert E. Sadler, Jr.

*	Director
Herbert L. Washington

*By:	/s/ Brian R. Yoshida
Brian R. Yoshida (Attorney-in-Fact) Pursuant to Power of Attorney filed herewith

Pursuant to the requirements of the Securities Act of 1933, the M&T Bank Employee Benefit Plan Committee which administers the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned member of such Committee, thereunto duly authorized, in Buffalo, New York, on June 4, 2013.

M&T BANK CORPORATION RETIREMENT SAVINGS PLAN

By:	/s/ Stephen J. Braunscheidel
Stephen J. Braunscheidel Chairman, Employee Benefits Plan Committee, Administrator

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

5.1	Opinion of Brian R. Yoshida, Esq., filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP, filed herewith.

23.2	Consent of Brian R. Yoshida, Esq., included in the opinion filed as Exhibit 5.1 hereto.

24.1	Power of attorney, filed herewith.

99.1	M&T Bank Corporation Retirement Savings Plan, filed herewith.